SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) June 9, 1999

                                  EPIGEN, INC.
               (Exact name of Registrant as Specified in Charter)


   Delaware                         1-11055                         04-3120712
--------------------------------------------------------------------------------
(State or other                Commission File No.                (IRS Employer
jurisdiction                                                      Identification
of incorporation)                                                 Number)


         Tower Lodge, North Tower Hill Road, Box L, Millbrook, NY 12545
         --------------------------------------------------------------
         (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code (914) 677-5317

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Item 1.  Changes in Control of Registrant

By letter agreement dated May 4, 1999 between Registrant and W. James Tozer, Jr., Registrant and Mr. Tozer agreed that in consideration of the investment by Mr. Tozer of $250,000 in the Registrant in the form of the purchase of its Common Stock, Mr. Tozer was granted the right to receive additional shares of Registrant's Common Stock without further consideration such that on the date Registrant enters into an arrangement with a strategic partner which either requires no equity investment by such strategic partner or an investment thereby is made at a rate equal to $200,000 for the purchase of one percent (1%) of the then issued and outstanding shares of Common Stock of Registrant, when added to the number of shares owned or which may be acquired by Mr. Tozer from derivative securities of Registrant owned by him as of September 1, 1998, shall equal an aggregate of ten percent (10%) of the Registrant's issued and outstanding Common Stock on a fully diluted basis.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit 10.1 - Letter from Registrant to W. James Tozer, Jr. dated May 4, 1999.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         EPIGEN, INC.


                                         By:  /s/ Donald C. Fresne
                                              ----------------------------------
                                              Donald C. Fresne, President
                                              and Chief Executive Officer

Date: June 15, 1999

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